Simmons Bedding Company Seeks Extension of Forbearance Period to March 31, 2009

Company Plans Organized Financial Restructuring to Reduce
Balance Sheet Leverage
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ATLANTA, December 9, 2008 – Simmons Bedding Company (“Simmons Bedding”), a subsidiary of Simmons Company (“Simmons” or the “Company”) and a leading manufacturer of premium-branded bedding products, today announced that it has proposed to extend to March 31, 2009 a forbearance period previously granted by its senior lenders.

The proposed forbearance extension, which has the support of certain of Simmons’ senior lenders, as well as the senior lenders’ administrative agent, is designed to provide the Company with sufficient time to reduce the leverage on its balance sheet by pursuing an organized financial restructuring.  Simmons plans to work with its various stakeholders to design and implement the restructuring in a manner that maximizes value and preserves and protects its relationships with customers and suppliers.  Simmons’ senior lenders are being asked to provide their consent by 5:00 p.m. ET on December 9, 2008.

“When approved by our senior lenders, this forbearance extension will be very good news for Simmons as well as its customers and suppliers,” said Stephen G. Fendrich, Simmons’ President and Chief Operating Officer. “We can continue to operate normally and deliver our products without interruption while we reduce the risk of our current capital structure.”

Simmons Bedding has engaged Miller Buckfire & Co., LLC as its financial advisor and Weil, Gotshal & Manges LLP as its legal counsel in connection with its proposed restructuring.

The Company will file a Form 8-K with the U.S. Securities and Exchange Commission describing in detail the proposed terms of the forbearance extension.

About Simmons Company
Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding Company operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

This news release includes forward-looking statements that reflect Simmons Company and its subsidiaries’ (collectively referred to as “Simmons”) current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this report speak only as of the date of this report. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations.  These factors include, but are not limited to: (i) competitive pressures in the bedding industry; (ii) general economic and industry conditions; (iii) the success of Simmons’s new products and the future costs to roll out such products; (iv) legal and regulatory requirements; (v) interest rate and credit market risks; (vi)  compliance with covenants in, and any defaults under, Simmons’s debt agreements or instruments; (vii) Simmons’s ability to obtain an extension to its forbearance agreement with its senior lenders or a waiver or modification of its covenants on acceptable terms, on a timely basis or at all and Simmons’s ability to develop and implement strategic alternatives, including raising additional debt or equity capital, entering in to an agreement to sell Simmons or restructuring existing indebtedness on acceptable terms, on a timely basis or at all; (viii) increased cost of credit and associated fees resulting from any waiver or modification to the senior credit facility by the lenders; (ix) lender calls requiring Simmons to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants which could in turn result in a default under Simmons’s subordinated notes and discount notes and Simmons Holdco’s term loan facility; (x) Simmons’s relationships with and viability of its major suppliers; (xi) fluctuations in Simmons’s costs of raw materials and energy prices; (xii) Simmons’s relationship with and viability of significant customers and licensees; (xiii) Simmons’s ability to increase prices on our products and the effect of these price increases on its unit sales; (xiv) an increase in Simmons’s return rates and warranty claims; (xv) Simmons’s labor relations; (xvi) encroachments on Simmons’s intellectual property; (xvii) Simmons’s product liability claims; (xviii) Simmons’s level of indebtedness; (xix) foreign currency exchange rate risks; (xx) Simmons’s future acquisitions; (xxi) Simmons’s ability to achieve the expected benefits from any personnel realignments; (xxii) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxiii) financial results for the third quarter of 2008 could materially differ from the preliminary results; and (xxiv) other risks and factors identified from time to time in Simmons’s reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

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